Exhibit 107

Filing Fee Table

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Thoughtful Media Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees previously paid	Equity	Common stock, $0.0001 par value per share(3)	457(o)			$11,500,000	0.0001531	$1,761
	Equity	Common stock, $0.0001 par value per share(4)	457(o)			$9,000,000	0.0001531	$1,378
	Equity	Common stock issuable upon the exercise of the Representative’s warrants(5)	457(o)			$718,750	0.0001531	$110
	Equity	Representative’s warrants(6)	457(g)			-	-	-
Fees to be paid	Equity	Common stock, $0.0001 par value per share(3)	457(o)			$10,062,500	0.0001531	$1,541
	Equity	Common stock issuable upon the exercise of the Representative’s warrants(5)	457(o)			$628,907	0.0001531	$97
	Equity	Representative’s warrants(6)	457(g)			-	-	-
	Total Offering Amounts					$31,910,156	0.0001531	$4,886
	Total Fees Previously Paid							$4,655	(7)
	Total Fee Offsets							$-
	Net Fee Due							$231

(1)	Pursuant to Rule 416 under the Securities Act of 1993, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Includes 562,500 shares of common stock that the underwriters have the option to purchase pursuant to their over-allotment option.

(4)	This registration statement also covers the resale under a separate resale prospectus by the selling shareholders named therein of up to 1,800,000 shares of common stock underlying convertible promissory notes previously issued to certain selling shareholders in a private placement, which automatically convert upon effectiveness of this public offering into shares of the registrant’s common stock at a conversion price of $1.50.

(5)	We have agreed to issue to the representative of the underwriters (the “Representative”) warrants to purchase up to an aggregate number of shares of our common stock in an aggregate equal to five percent (5%) of the aggregate number of shares of common stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at a per share price equal to 125% of the public offering price per share of the shares of common stock sold in this offering. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is $1,347,657, which is equal to 5% of 125% of the total offering price of $21,562,500.

(6)	In accordance with Rule 457(g) under the Securities Act, because the shares of common stock of underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(7)	Previously paid in connection with the initial filing of this Registration Statement on Form S-1 filed on August 15, 2024.